                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------
                               AMENDMENT NO. 3 TO
                                    FORM 8-K
                   DATED MAY 2, 2000 AS FILED ON MAY 12, 2000
                                ----------------


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   MAY 2, 2000
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             AMKOR TECHNOLOGY, INC.
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             0-29472                                   23-1722724
     COMMISSION FILE NUMBER              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)




                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     In May 2000 we completed our purchase of ASI's three remaining packaging and test factories, known as K1, K2 and K3 for a purchase price of $950.0 million and made an equity investment in ASI of $309.0 million of the total of $459.0 million we committed to invest at that time. On June 30, 2000 we made an investment in ASI of $30.0 million, which represented the second installment of the $459.0 million we committed to invest. On August 30, 2000 we made an investment in ASI of $60.0 million, which represented the third installment. We expect to complete the remaining installment of $60.0 million in October of 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        On May 12, 2000, we filed a current report on Form 8-K related to the acquisition and investment mentioned in Item 2, which incorporated by reference historical and pro forma financial information as of and for the year ended December 31, 1999. On June 19, 2000, we filed a current report on Form 8-K related to the acquisition and investment, which included pro forma financial information as of and for the three months ended March 31, 2000. On July 17, 2000 we filed a current report on Form 8-KA, which included pro forma financial information as of and for the three months ended March 31,2000 and for the year ended December 31, 1999. On August 18, 2000 we filed a current report on Form 8-KA, which included pro forma financial information as of and for the six months ended June 30, 2000. Filed herein is pro forma financial information as of and for the six months ended June 30,2000.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF AMKOR
               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2000

         The unaudited pro forma consolidated balance sheet as of June 30, 2000 appearing below gives effect to the following transactions as if they had occurred on June 30, 2000:

- our $60.0 million equity investment in ASI made on August 30, 2000 and our remaining $60.0 million committed equity investment in ASI that is expected to be made by October 31, 2000.

         The unaudited pro forma consolidated income statement gives effect to the following transactions, appearing below, for the six months ended June 30, 2000 as if they occurred on January 1, 1999:

-    our $410.0 million private placement of our common stock;

-    our incurrence of $750.0 million of new secured bank debt;

-    our acquisition of K1, K2 and K3 for $950.0 million;

- our $459.0 million equity investment in ASI of which $309.0 was made in May 2000, $30.0 million was made in June 2000, $60.0 million was made in August 2000 and the remaining $60.0 million is expected to be made by October 31, 2000;

- ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt;

- the conversion of 150 billion Korean won (approximately $132 million) of ASI's debt to equity by ASI's creditor banks. 136 billion Korean won was converted as of May 2000 with the balance expected to be converted by October 31, 2000; and

-    our sale of $258.75 million of 5% Convertible Subordinated Notes due 2007.

         The unaudited pro forma consolidated financial information appearing below is not necessarily indicative of the results of operations and financial condition that we would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition we will achieve. Accordingly, our future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

         We have used the purchase method of accounting in accordance with APB Opinion No. 16 "Business Combinations" to prepare the accompanying unaudited pro forma consolidated financial information. Under this method of accounting, we allocated the $950.0 million aggregate purchase price of K1, K2 and K3, to specific assets acquired based on their estimated fair values. The purchase price does not include the estimated $30.9 million transaction fees and expenses incurred in connection with our acquisition of K1, K2 and K3 and the related financing. The balance of the purchase price for K1, K2 and K3 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K1, K2 and K3 assets based primarily on our knowledge of this business and on information furnished by ASI. We will determine the final allocation of the purchase price based upon the receipt of an appraisal. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing of our acquisition of K1, K2 and K3.

         We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to our investment in ASI. Under this method of accounting, our investment in ASI is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of investment. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the investee. Accordingly, we have included in the unaudited pro forma consolidated income statement for the six months ended June 30, 2000 the equity in the income (loss) of ASI, including amortization of the excess of the cost of our investment over the underlying equity in the net assets.

         We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF AMKOR
                                 JUNE 30, 2000


                                                                                          PRO FORMA
                                                                                         ADJUSTMENTS
                                                                                          FOR OUR
                                                                           AMKOR         INVESTMENT         PRO FORMA
                                                                        HISTORICAL         IN ASI          AS ADJUSTED
                                                                       -------------    -------------     ------------
                                                                                        (IN THOUSANDS)
ASSETS
Current assets:
     Cash and cash equivalents .................................        $   136,274         $                   $   136,274
     Accounts receivable--
         Trade, net of allowance for doubtful accounts of $2,443            264,799                                 264,799
         Due from affiliates ...................................              2,778                                   2,778
         Other .................................................              6,986                                   6,986
     Inventories ...............................................             93,327                                  93,327
     Other current assets ......................................             23,684                                  23,684
                                                                        -----------         -----------         -----------
              Total current assets .............................            527,848                                 527,848
                                                                        -----------         -----------         -----------
Property, plant and equipment, net .............................          1,428,187                               1,428,187
                                                                        -----------         -----------         -----------
Investments ....................................................            399,227             120,000             519,227
                                                                        -----------         -----------         -----------
Other assets:
     Due from affiliates .......................................             27,181                                  27,181
     Goodwill and acquired intangibles .........................            767,029                                 767,029
     Other .....................................................            232,216            (120,000)            112,216
                                                                        -----------         -----------         -----------
              Total other assets ...............................          1,026,426            (120,000)            906,426
                                                                        -----------         -----------         -----------
              Total assets .....................................        $ 3,381,688         $        --         $ 3,381,688
                                                                        ===========         ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Bank overdraft ............................................        $    28,169         $                   $    28,169
     Short-term borrowings and current portion of long-term debt             73,579                                  73,579
     Trade accounts payable ....................................            182,036                                 182,036
     Due to affiliates .........................................             37,683                                  37,683
     Accrued expenses ..........................................            104,355                                 104,355
     Accrued income taxes ......................................             45,245                                  45,245
                                                                        -----------         -----------         -----------
              Total current liabilities ........................            471,067                                 471,067
Long-term debt .................................................          1,642,076                               1,642,076
Other noncurrent liabilities ...................................             44,585                                  44,585
                                                                        -----------         -----------         -----------
              Total liabilities ................................          2,157,728                               2,157,728
                                                                        -----------         -----------         -----------

Commitments and contingencies

Stockholders' equity:
     Common stock ..............................................                152                                     152
     Additional paid-in capital ................................            970,087                                 970,087
     Retained earnings .........................................            257,825                                 257,825
     Receivable from stockholder ...............................             (3,276)                                 (3,276)
     Accumulated other comprehensive income ....................               (828)                                   (828)
                                                                        -----------         -----------         -----------
              Total stockholders' equity .......................          1,223,960                               1,223,960
                                                                        -----------         -----------         -----------
              Total liabilities and stockholders' equity .......        $ 3,381,688         $      --           $ 3,381,688
                                                                        ===========         ===========         ===========

-------------------

(a) We committed to invest a total of $459.0 million in ASI. A schedule of our total investment commitment follows.


                                                                                Cumulative
                                           Date                  Investment     Investment
                               ------------------------------    ----------    ----------
    First installment......             May 2, 2000               $ 309,000    $  309,000
    Second installment.....            June 30, 2000                 30,000       339,000
    Third installment......           August 30, 2000                60,000       399,000
    Final installment......    no later than October 31, 2000        60,000       459,000

            UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF AMKOR
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000


                                                                                 PRO FORMA
                                                                                ADJUSTMENTS
                                                                              FOR ACQUISITION      PRO FORMA
                                                                               OF K1, K2 AND      ADJUSTMENTS
                                                                   K1, K2        K3 AND OUR    FOR OUR DEBT AND
                                                      AMKOR        AND K3      INVESTMENT IN        EQUITY          PRO FORMA
                                                   HISTORICAL    HISTORICAL         ASI            FINANCING       AS ADJUSTED
                                                   ----------    ----------   ---------------   ---------------     -----------
                                                                               (IN THOUSANDS)

Net Revenues                                       $1,101,847     $ 166,297      $(156,076)(a)                      $1,112,068
Cost of revenues - including purchases from ASI       868,675       118,618       (156,076)(a)                         827,093
                                                                                    18,233 (b)
                                                                                   (22,357)(c)
                                                   ----------     ---------      ---------         ---------        ----------
   Gross profit                                       233,172        47,679          4,124                --           284,975
                                                   ----------     ---------      ---------         ---------        ----------

Operating expenses:
  Selling, general and administrative                  89,129         6,447                                             95,576
  Research and development                              8,243         1,752                                              9,995
                                                   ----------     ---------      ---------         ---------        ----------
    Total operating expenses                           97,372         8,199             --                --           105,571
                                                   ----------     ---------      ---------         ---------        ----------

   Operating income                                   135,800        39,480          4,124                --           179,404
                                                   ----------     ---------      ---------         ---------        ----------
Other (income) expense:
  Interest expense, net                                44,857        (7,695)         7,695(d)         26,793(g)         72,982
                                                                                                       1,714(h)
                                                                                                        (382)h)

Foreign currency (gain) loss                            2,592         1,961         (1,961)(d)                           2,592
Other (income) expense, net                             2,038        (2,938)                          (1,137)(i)        (2,037)
                                                   ----------     ---------      ---------         ---------        ----------
    Total other (income) expense                       49,487        (8,672)         5,734            26,988            73,537
                                                   ----------     ---------      ---------         ---------        ----------

   Income (loss) before income taxes and equity
     income (loss) of investees                        86,313        48,152         (1,610)          (26,988)          105,867
Provision for (benefit from) income taxes             (15,186)      (12,685)        12,685 (f)           244 (e)       (14,942)
Equity in income (loss) of investees                   (3,035)          --         (13,543)(j)                         (16,578)
                                                   ----------     ---------      ---------         ---------        ----------
   Net income                                      $   68,092     $  35,467      $  (2,468)        $ (26,744)       $   74,347
                                                   ==========     =========      =========         =========        ==========

Basic net income per common share                  $     0.49                                                       $     0.49
                                                   ==========                                                       ==========
Diluted net income per common share                $     0.47                                                       $     0.47
                                                   ==========                                                       ==========
Shares used in computing basic net income per
  common share                                        139,701                                                          151,527
                                                   ==========                                                       ==========
Shares used in computing diluted net income per
  common share                                        148,078                                                          160,531
                                                   ==========                                                       ==========


-------------------
(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K1, K2 and K3 facilities under our supply agreements.
(b) Represents the amortization of goodwill and other intangibles related to our acquisition of K1, K2 and K3, assuming a ten-year life.
(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment of K1, K2 and K3.
(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K1, K2 and K3 which we have not assumed as part of the acquisition of K1, K2 and K3.
(e) Represents an income tax benefit due to the pro forma adjustments for interest expense.
(f) Represents the elimination of income tax expenses at K1, K2 and K3 due to the fact that profits of K1, K2 and K3 will be subject to a tax holiday in Korea.
(g) Represents (1) interest expense on $750.0 million of new secured bank debt and on $258.75 million of convertible notes at an assumed weighted average interest rate of 8.17% and (2) $1.8 million of amortization of debt issuance costs, which are amortized over the life of the respective debt.

(h) Represents interest on funds used to repurchase accounts receivable of $69.3 million and to fund transaction costs and expenses net of interest savings as a result of the pay down of $11.5 million of our existing debt.
(i)  Represents fees paid by us under our accounts receivable sale agreement.
(j) Represents our equity in the income (loss) of ASI, including $23.0 million of amortization of the difference between the cost of our investment over the underlying equity in net assets of ASI, assuming that the investment occurred on January 1, 1999. The pro forma adjustment to reflect our proportionate share of the equity in income (loss) of ASI based on our historical and committed investments follows.


                                                               Proportionate    Pro Forma
                                                                   Share        Adjustment
                                                               -------------    ----------

Ownership after August 30, 2000 installment.................         40.2%       $(13,365)
Change in ownership after our committed investments to be
made no later than October 31, 2000.......................            1.4%           (178)
                                                                   -------       --------
                                                                     41.6%       $(13,543)
                                                                   =======       ========


(k) Shares used in computing basic pro forma as adjusted net income per common share for the six months ended June 30, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering. Shares used in computing the diluted pro forma as adjusted net income per common share for the six months ended June 30, 2000 give effect to the issuance of 20,500,000 shares of common stock we issued in a private equity offering and the exercise of outstanding stock options and warrants to purchase shares of common stock. On a pro forma as adjusted basis, the conversion of convertible subordinated notes is not dilutive.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA OF ASI
               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2000

         The following summary of unaudited consolidated balance sheet information was derived from the consolidated financial statements of ASI and does not reflect the following transactions:

- our $60.0 million equity investment in ASI made on August 30, 2000 and our remaining $60.0 million committed equity investment in ASI that is expected to be made by October 31, 2000; and

- the conversion of 14 billion Korean won (approximately $11.7 million) of ASI's debt to equity by ASI's creditor banks by October 31, 2000.

                                                                                        JUNE 30,
                                                                                          2000
                                                                                      ------------
SUMMARY BALANCE SHEET INFORMATION FOR ASI                                            (IN THOUSANDS)
Cash, including current portion of restricted cash and bank deposits...............   $  238,087
Property, plant and equipment, net.................................................      728,382
Total assets.......................................................................    1,167,922
Total debt.........................................................................      262,631
Total liabilities..................................................................      565,485
Total stockholders' equity.........................................................      602,437

         The unaudited pro forma consolidated income statement gives effect to the following transactions, appearing below, for the six months ended June 30, 2000 as if they occurred on January 1, 1999:

-   our acquisition of K1, K2 and K3 for $950.0 million;

- our $459.0 million equity investment in ASI of which $309.0 was made in May 2000, $30.0 million was made in June 2000, $60.0 million was made in August 2000 and the remaining $60.0 million is expected to be made by October 31, 2000;

- ASI's use of the net proceeds from its sale of K1, K2 and K3 and our investment, principally to repay outstanding debt;

- the conversion of 150 billion Korean won (approximately $132 million) of ASI's debt to equity by ASI's creditor banks. 136 billion Korean won was converted as of May 2000 with the balance expected to be converted by October 31, 2000.

         The unaudited pro forma consolidated financial information of ASI appearing below is not necessarily indicative of the results of operations and financial condition that ASI would have achieved if the transactions described above had actually been consummated on such dates, nor are they necessarily indicative of the future results and financial condition ASI will achieve. Accordingly, ASI's future results and financial condition could vary significantly from the unaudited pro forma consolidated financial information appearing below.

     The unaudited pro forma consolidated financial information of ASI appearing below is based on financial statements prepared in accordance with U.S. GAAP. These principles require the extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

             UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT OF ASI
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000



                                                       ASI             Pro forma             Pro forma
                                                    Historical        Adjustments           As Adjusted
                                                  -------------      -------------         -------------
                                                      (In thousands except share and per share data)

INCOME STATEMENT DATA:
Sales                                             $     157,596      $                     $     157,596

Cost of sales                                           128,332                                  128,332
                                                  -------------      -------------         -------------

Gross profit                                             29,264                 --                29,264
                                                  -------------      -------------         -------------
Operating expenses

      Research and development                               42                                       42
      Selling and administrative expenses                12,567                                   12,567
                                                  -------------      -------------         -------------
         Total operating expenses                        12,609                 --                12,609
                                                  -------------      -------------         -------------

Operating income (loss)                                  16,655                 --                16,655
                                                  -------------      -------------         -------------
Other (income) expense

      Interest income                                    (8,727)                                  (8,727)
      Interest expense                                   55,769            (38,028)(a)            17,741
      Foreign currency (gains) loss                      17,506            (15,071)(b)             2,435
      Loss(Gain) from disposal of investments             5,818                                    5,818
      Other, net                                        (11,010)                                 (11,010)
                                                  -------------      -------------         -------------
          Total other (income) expense                   59,356            (53,099)                6,257
                                                  -------------      -------------         -------------
Income (loss) from continuing operations
      before income taxes, equity in loss of
      affiliates and minority interest                  (42,701)            53,099                10,398
Equity in loss of unconsolidated affiliates                (501)                --                  (501)
                                                  -------------      -------------         -------------
Income (loss) from continuing operations
      before income taxes                               (43,202)            53,099                 9,897
Provision (benefit) for income taxes                    (23,948)            16,354(c)             (7,594)
                                                  -------------      -------------         -------------
Income(loss) from continuing operations           $     (19,254)     $      36,745         $      17,491
                                                  =============      =============         =============
PER SHARE DATA:
 Basic income (loss) from continuing
 operations per common share                      $       (0.28)                           $        0.15
                                                  =============      =============         =============
Diluted income (loss) from continuing
 operations per common share                      $       (0.28)                           $        0.15
                                                  =============      =============         =============
Shares used in computing basic
 net income (loss) per common share                  69,830,190         41,823,308(d)        111,653,498
                                                  =============      =============         =============
Shares used in computing diluted
 net income (loss) per common share                  72,310,701         41,823,308           114,134,009
                                                  =============      =============         =============

(a) Represents the elimination of interest expense related to debt which was assumed to be paid off and the conversion of debt to equity as follows:


     - Conversion of debt to equity by ASI's creditor banks               $   132,000
     - Portion of equity investment by Amkor to be used to repay debt         309,000
     - Net cash proceeds from the sale of K1, K3 and K3
           available for debt payment                                         654,456
                                                                          -----------
          Total debt assumed to be paid on January 1, 1999                $ 1,095,456
                                                                          ===========

(b) Represents the elimination of foreign currency loss related to Won currency debt which is assumed to be paid off.

(c) Represents income tax expense due to the pro forma adjustments

(d) Represents adjustments for the number of common shares as follows:


                                                               No. of
                                                               Shares
                                                             ----------


     - Equity investment by Amkor                            37,707,039
     - Debt to equity conversion by creditor banks           18,700,750
     - Effect of actual common stock issued in May 2000     (14,584,481)
                                                             ----------
          Total number of shares adjusted                    41,823,308
                                                             ==========

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMKOR TECHNOLOGY, INC.

                                                By: /s/ KENNETH T. JOYCE
                                                   -----------------------------
                                                   Kenneth T. Joyce
                                                   Chief Financial Officer

Dated: August 31, 2000